                                  EXHIBIT 23.2

                                   CONSENTS OF
                              DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholder of Eagle Supply, Inc.

We consent to the use in this Registration Statement of Eagle Supply Group, Inc. on Form S-1 of our report dated August 30, 1996 related to the financial statements of Eagle Supply, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Eagle Supply, Inc. (the "Company") listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

Tampa, Florida
October 11, 1996

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Eagle Supply Group, Inc. on Form S-1 of our report dated September 19, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Tampa, Florida
October 11, 1996